Exhibit 99.1

Contact:	Will Davis SVP of Marketing and Investor Relations Chief of Staff Phone: 917-519-6994 Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Second Quarter 2016 Results

On a YoY Basis, Overall Revenue up 3%, Data Revenue up over 10%, FTTC up 36% and Enterprise up 14%

Second Quarter 2016 Highlights:

•	Year-over-year growth in consolidated revenues, operating income and Adjusted EBITDA

•	$52.4 million total revenue, up nearly 3%

•	$9.7 million in operating income, up nearly 5%, and net income down to $1.2 million, or $0.05 per diluted share

•	$23.8 million Adjusted EBITDA, up nearly 5%

•	Total 2Q16 Data revenue of $31 million, up over 10% year-over-year

•	Continue to expect Data revenue growth of 8-10% in 2016

•	Total combined Fiber to the Cell (“FTTC”) and Enterprise revenue in 2Q16 of over $22 million, up 22% year-over-year

•	Combined FTTC/Enterprise constituted 71% of total Data revenue versus 64% in the prior year, of which 95% was tied to Ethernet and other advanced fiber technologies

•	Update on Analysis of Creation of Pure-Play Fiber Entity

•	Significant progress made during 2Q16 in the analysis of separation of the legacy assets with consultants fully engaged

•	Continue to expect to articulate a full set of separation plan alternatives in conjunction with the third quarter of 2016 earnings call

•	Strong Fiber Metric Growth

•	Reached 1,295 unique FTTC sites, up 33% year-over-year; and 1,636 total FTTC connections, up 25% year-over-year

•	Added 110 lit Enterprise buildings in 2Q16 to reach 1,922, up 22% year-over-year

•	Completed 251 fiber route miles in 2Q16 and added 885 in the last year (up over 10%)

•	36 data centers now connected to the Lumos fiber network, up from 31 since 1Q15

•	Network Expansion into Richmond and Norfolk

•	822-mile fiber network, underpinned by 257 unique FTTC site contract, is now fully operational and increased Enterprise sales momentum observed in 2Q

•	Network expansion increases Total Enterprise Addressable Market by an estimated $221 million in annual revenue, or 67%

•	Annual financial guidance maintained at $206 to $210 million for revenue, $93 to $96 million for Adjusted EBITDA and $85 to $95 million for capital expenditures

WAYNESBORO, VA – August 3, 2016 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider in the Mid-Atlantic region, today announced its second quarter of 2016 results. Total revenue in the second quarter of 2016 was $52.4 million, an increase of nearly 3% from the prior year period. The Company generated operating income of $9.7 million for the three months ended June 30, 2016, up nearly 5% year-over-year. Net Income attributable to Lumos Networks Corp. was $1.2 million, or $0.05 per diluted share, for the second quarter of 2016, down from $3.3 million in the prior year period. Total Adjusted EBITDA was approximately $23.8 million, up nearly 5% from the prior year period.

“Lumos Networks executed well in the quarter and we delivered one of our strongest operational quarters in my tenure as CEO,” said Timothy G. Biltz, President and CEO of Lumos Networks. “We accelerated our year-over-year data revenue growth to over 10%, led by approximately 36% growth in our FTTC business and a significant acceleration in our Enterprise growth to 14%. Our combined FTTC and Enterprise businesses, which are approximately 95% tied to Ethernet and other advanced fiber products, grew over 22% year-over-year in the second quarter.”

Mr. Biltz continued, “Given our strong operational performance in the first half of 2016 and continued expected strong demand from our Carrier and Enterprise customers, we reiterate our 2016 annual guidance for revenue of $206-$210 million and Adjusted EBITDA of $93-$96 million.”

“During the second quarter of 2016, we saw increased Enterprise demand in our recently completed Network Expansion project into the markets of Richmond and Hampton Roads/Norfolk,” Mr. Biltz said. “Based upon our recently completed extensive market analysis, we believe that these markets increase our total Enterprise addressable market by $221 million or approximately 67%. Our prior analysis indicated an increase of $135 million, or 60%. This increase is largely related to the efficient and strategic placement of our fiber routes combined with continued solid economic growth in many of our enterprise markets.”

“I am also pleased to announce that we made significant progress in our project focused on separation of our regulated, legacy assets during the second quarter,” Mr. Biltz concluded. “We continue to expect to have our full network separation analysis completed in conjunction with our third quarter of 2016 earnings call.”

Business Outlook

For the full year 2016, the Company reiterates its financial guidance for revenue of $206 to $210 million, Adjusted EBITDA of $93 to $96 million and capital expenditures of $85 to $95 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, Chief Executive Officer, Johan Broekhuysen, Chief Financial Officer, and Will Davis, SVP of Marketing and Investor Relations, Chief of Staff to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on August 3, 2016.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Second Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through August 18, 2016 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10089808

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 8,985 fiber route miles and more than 436,000 total fiber strand miles, Lumos Networks connects 1,295 unique Fiber to the Cell sites, 1,636 total FTTC connections, 36 data centers, including 7 company owned co-location facilities, 1,922 on-net buildings and over 3,200 total on-net locations. In 2015, Lumos Networks generated over $114 million in Data revenue and over $51 million in Adjusted EBITDA over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Contribution Margin is net income or loss attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, employee separation charges, restructuring charges, gain or loss on interest rate swap derivatives, corporate general and administrative expenses, including equity-based compensation and amortization of actuarial gains or losses, and indirect operating expenses. Contribution Margin ratio is calculated as the ratio of Contribution Margin, as defined, to operating revenues.

Adjusted EBITDA is net income attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, equity-based compensation, amortization of actuarial losses, employee separation charges, restructuring charges and gain (loss) on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to divest our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Non-GAAP Financial Measures to GAAP Results

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$48,984	$13,267
Marketable securities	32,318	88,811
Accounts receivable, net	21,574	20,796
Other receivables	408	852
Income tax receivable	376	568
Prepaid expenses and other	6,061	7,215

Total Current Assets	109,721	131,509

Securities and investments	1,308	1,180
Property, plant and equipment, net	527,001	498,944
Other Assets
Goodwill	100,297	100,297
Other intangibles, net	9,790	11,078
Deferred charges and other assets	6,899	2,364

Total Other Assets	116,986	113,739

Total Assets	$755,016	$745,372

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$11,071	$10,400
Accounts payable	12,625	14,182
Advance billings and customer deposits	14,146	13,849
Accrued compensation	2,444	1,191
Accrued operating taxes	5,183	3,907
Other accrued liabilities	5,416	4,974

Total Current Liabilities	50,885	48,503

Long-Term Liabilities
Long-term debt, net of unamortized discount and debt issuance costs, excluding current portion	459,357	456,300
Retirement benefits	16,572	17,029
Deferred income taxes, net	89,918	89,193
Other long-term liabilities	2,097	2,016

Total Long-term Liabilities	567,944	564,538

Stockholders’ Equity	135,157	131,392

Noncontrolling Interests	1,030	939

Total Equity	136,187	132,331

Total Liabilities and Equity	$755,016	$745,372

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Operating Revenues	$52,448	$50,953	$103,242	$101,448
Operating Expenses
Cost of revenue, exclusive of depreciation and amortization	10,079	10,683	20,291	21,136
Selling, general and administrative, exclusive of depreciation and amortization[1]	20,216	19,498	43,551	38,591
Depreciation and amortization	12,398	11,441	24,289	23,309
Accretion of asset retirement obligations	34	38	68	72
Restructuring charges[2]	—	4	2,207	637

Total Operating Expenses	42,727	41,664	90,406	83,745

Operating Income	9,721	9,289	12,836	17,703
Other Income (Expenses)
Interest expense	(7,012)	(3,719)	(14,001)	(7,205)
Gain on interest rate swap derivatives	—	165	—	247
Other income (expenses), net	98	96	272	(147)

Income (Loss) Before Income Tax Expense	2,807	5,831	(893)	10,598
Income Tax Expense	1,527	2,438	666	4,447

Net Income (Loss)	1,280	3,393	(1,559)	6,151
Net Income Attributable to Noncontrolling Interests	(36)	(44)	(91)	(78)

Net Income (Loss) Attributable to Lumos Networks Corp.	$1,244	$3,349	$(1,650)	$6,073

Basic and Diluted Earnings (Loss) per Common Share Attributable to Lumos Networks Corp. Stockholders:
Basic earnings (loss) per share	$0.05	$0.15	$(0.07)	$0.27
Diluted earnings (loss) per share	$0.05	$0.14	$(0.07)	$0.26

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards, annual employee bonuses paid in the form of immediately vested shares and the Company’s 401(k) matching contributions of $1.3 million and $1.6 million for the three months ended June 30, 2016 and 2015, respectively, and $6.8 million and $2.8 million for the six months ended June 30, 2016 and 2015, respectively.
[2]	In the first quarter of 2016, the Company commenced a cost reduction plan involving an employee reduction-in-force. Restructuring charges of $2.2 million were recognized in the six months ended June 30, 2016 in connection with this plan, all of which related to employee severance and termination benefits.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2016	2015
Cash Flows from Operating Activities:
Net (Loss) Income	$(1,559)	$6,151
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	23,001	19,961
Amortization	1,288	3,348
Accretion of asset retirement obligations	68	72
Deferred income taxes	447	4,166
Gain on interest rate swap derivatives	—	(247)
Equity-based compensation expense	6,816	2,782
Amortization of debt issuance costs	2,212	822
Retirement benefits, net of cash contributions and distributions	218	(142)
Other	877	332
Changes in operating assets and liabilities, net	(687)	(2,251)

Net Cash Provided by Operating Activities	32,681	34,994

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(45,191)	(55,349)
Broadband network expansion funded by stimulus grant	—	(2,082)
Purchases of available-for-sale marketable securities	(18,344)	(23,356)
Proceeds from sale or maturity of available-for-sale marketable securities	74,764	18,045
Change in restricted cash	—	1,574
Cash reimbursement received from broadband stimulus grant	—	1,574

Net Cash Provided by (Used in) Investing Activities	11,229	(59,594)

Cash Flows from Financing Activities:
Proceeds from issuance of senior secured term loan	—	28,000
Payment of financing costs	—	(861)
Principal payments on senior secured term loans	(4,015)	(3,945)
Cash dividends paid on common stock	—	(3,152)
Principal payments under capital lease obligations	(2,397)	(2,317)
Proceeds from stock option exercises and employee stock purchase plan	530	543
Repurchases of common stock to settle tax withholding obligations on employee stock awards	(2,311)	(361)
Other	—	(247)

Net Cash (Used in) Provided by Financing Activities	(8,193)	17,660

Increase (decrease) in cash and cash equivalents	35,717	(6,940)
Cash and cash equivalents:
Beginning of Period	13,267	14,140

End of Period	$48,984	$7,200

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Six months ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Revenue, Gross Margin, Contribution Margin and Adjusted EBITDA
Revenue
Enterprise Data	$12,878	$12,001	$11,935	$11,560	$11,298	$24,879	$22,325
Transport	8,902	9,099	10,005	9,507	10,036	18,001	20,509
FTTC	9,176	8,529	7,892	7,556	6,755	17,705	13,022

Total Data	30,956	29,629	29,832	28,623	28,089	60,585	55,856
Residential and Small Business	16,149	15,828	16,379	16,560	17,010	31,977	34,275
RLEC Access	5,343	5,337	5,641	5,786	5,854	10,680	11,317

Total Revenue	$52,448	$50,794	$51,852	$50,969	$50,953	$103,242	$101,448
Gross Margin[1]
Data	85.3%	84.6%	84.2%	83.7%	84.5%	84.9%	86.2%
Residential and Small Business	65.8%	64.3%	64.5%	64.4%	62.8%	65.1%	65.2%
Contribution Margin[2]
Data	$24,477	$23,390	$24,164	$22,500	$22,127	$47,867	$44,573
Residential and Small Business	9,394	9,142	9,584	9,343	9,510	18,536	19,232
RLEC Access	5,171	5,192	5,486	5,609	5,684	10,363	10,983

Total Contribution Margin	$39,042	$37,724	$39,234	$37,452	$37,321	$76,766	$74,788
Contribution Margin Ratio[2]
Data	79.1%	78.9%	81.0%	78.6%	78.8%	79.0%	79.8%
Residential and Small Business	58.2%	57.8%	58.5%	56.4%	55.9%	58.0%	56.1%
RLEC Access	96.8%	97.3%	97.3%	96.9%	97.1%	97.0%	97.0%
Total Contribution Margin Ratio	74.4%	74.3%	75.7%	73.5%	73.2%	74.4%	73.7%
Adjusted EBITDA[2]
Data	$13,826	$13,314	$14,303	$12,215	$12,158	$27,140	$24,464
Residential and Small Business	5,339	5,149	5,341	5,020	5,400	10,488	10,802
RLEC Access	4,611	4,652	4,907	5,039	5,109	9,263	9,912

Total Adjusted EBITDA	$23,776	$23,115	$24,551	$22,274	$22,667	$46,891	$45,178
Adjusted EBITDA Margin[2]
Data	44.7%	44.9%	47.9%	42.7%	43.3%	44.8%	44.5%
Residential and Small Business	33.1%	32.5%	32.6%	30.3%	31.7%	32.8%	32.0%
RLEC Access	86.3%	87.2%	87.0%	87.1%	87.3%	86.7%	82.8%
Total Adjusted EBITDA Margin	45.3%	45.5%	47.3%	43.7%	44.5%	45.4%	44.5%
Capital Expenditures	$23,185	$22,006	$35,557	$24,769	$26,125	$45,191	$55,349
Adjusted EBITDA less Capital Expenditures	$591	$1,109	$(11,006)	$(2,495)	$(3,458)	$1,700	$(10,171)

Lumos Networks Corp.

Operating Results, Customer and Network Statistics (continued)

	Three months ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Fiber Network Statistics
Fiber Route-Miles	8,985	8,734	8,607	8,408	8,100
Fiber Miles[3]	436,451	401,109	384,094	378,581	369,238
Fiber Markets	24	24	24	24	24
FTTC Unique Towers	1,295	1,252	1,099	1,030	976
FTTC Total Connections	1,636	1,592	1,440	1,363	1,307
On-Network Buildings	1,922	1,812	1,732	1,642	1,574
Data Centers[4]	36	36	34	33	32
Mobile Switching Centers	14	14	14	14	14
R&SB Statistics
Competitive Voice Connections	69,728	71,547	73,705	76,380	79,022
Video Subscribers	5,817	5,840	5,904	5,760	5,516
Fiber-to-the-Premise Broadband Connections[5]	7,982	7,849	7,649	7,300	6,845
Premises Passed by Fiber[6]	19,453	19,495	19,421	19,186	18,983
RLEC Access Lines	24,814	25,079	25,516	25,902	26,276

[1]	The Company had previously reported gross margin percentages that were calculated as the ratio of gross profit (total revenue less network access charges) to total revenue. Beginning in Q1 2016, the Company began reporting cost of revenue, which includes network access charges and certain other facilities rental costs and adjusted its measurement of gross margin to include these costs. Historical periods have been revised to be consistent with the current period presentation.
[2]	Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See definitions on page 3 of this earnings release.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 49 fibers per route as of June 30, 2016).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	During the first quarter of 2016, the Company revised its fiber-to-the-premise broadband connections as a result of enhanced system reporting capabilities. Historical fiber-to-the-premise broadband connections for prior quarters have been revised to reflect the updated information.
[6]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of June 30, 2016 were residential.

Note: Certain prior period Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Contribution Margin

(Dollars in thousands)	2016	2015
For The Three Months Ended June 30,
Net Income Attributable to Lumos Networks Corp.	$1,244	$3,349
Net Income Attributable to Noncontrolling Interests	36	44

Net Income	1,280	3,393
Income tax expense	1,527	2,438
Interest expense	7,012	3,719
Gain on interest rate swap derivatives	—	(165)
Other income, net	(98)	(96)

Operating Income	9,721	9,289
Depreciation and amortization and accretion of asset retirement obligations	12,432	11,479
Restructuring charges	—	4
Indirect operating costs	8,939	8,706
Corporate general and administrative costs, including equity-based compensation	7,950	7,843

Contribution Margin	$39,042	$37,321

Contribution Margin Ratio	74.4%	73.2%
For The Six Months Ended June 30,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(1,650)	$6,073
Net Income Attributable to Noncontrolling Interests	91	78

Net (Loss) Income	(1,559)	6,151
Income tax expense	666	4,447
Interest expense	14,001	7,205
Gain on interest rate swap derivatives	—	(247)
Other income, net	(272)	147

Operating Income	12,836	17,703
Depreciation and amortization and accretion of asset retirement obligations	24,357	23,381
Restructuring charges	2,207	637
Indirect operating costs	17,536	17,859
Corporate general and administrative costs, including equity-based compensation	19,830	15,208

Contribution Margin	$76,766	$74,788

Contribution Margin Ratio	74.4%	73.7%

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2016	2015
For The Three Months Ended June 30,
Net Income Attributable to Lumos Networks Corp.	$1,244	$3,349
Net Income Attributable to Noncontrolling Interests	36	44

Net Income	1,280	3,393
Income tax expense	1,527	2,438
Interest expense	7,012	3,719
Gain on interest rate swap derivatives	—	(165)
Other income, net	(98)	(96)

Operating Income	9,721	9,289
Depreciation and amortization and accretion of asset retirement obligations	12,432	11,479
Amortization of actuarial losses	337	338
Equity-based compensation	1,286	1,557
Restructuring charges	—	4

Adjusted EBITDA	$23,776	$22,667

Adjusted EBITDA Margin	45.3%	44.5%
For The Six Months Ended June 30,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(1,650)	$6,073
Net Income Attributable to Noncontrolling Interests	91	78

Net (Loss) Income	(1,559)	6,151
Income tax expense	666	4,447
Interest expense	14,001	7,205
Gain on interest rate swap derivatives	—	(247)
Other income, net	(272)	147

Operating Income	12,836	17,703
Depreciation and amortization and accretion of asset retirement obligations	24,357	23,381
Amortization of actuarial losses	675	675
Equity-based compensation	6,816	2,782
Restructuring charges	2,207	637

Adjusted EBITDA	$46,891	$45,178

Adjusted EBITDA Margin	45.4%	44.5%

Lumos Networks Corp.

Business Outlook 1 (as of August 3, 2016)

(In millions)	2016 Annual Guidance [1]
Operating Revenues	$206 to $210
Adjusted EBITDA	$93 to $96
Capital Expenditures	$85 to $95
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net (Loss) Income	$(2) to $1
Income tax expense	approximately $2
Interest expense	approximately $30

Operating Income	$30 to $33
Depreciation and amortization	approximately $50
Equity-based compensation	approximately $12
Amortization of actuarial losses	approximately $1

Adjusted EBITDA	$93 to $96

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. second quarter earnings release dated August 3, 2016.